EXHIBIT 99.1
LGI Homes Reports Second Quarter 2024 Results and Updates Full Year 2024 Guidance
THE WOODLANDS, Texas, July 30, 2024 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the second quarter 2024 and the six months ended June 30, 2024.
Second Quarter 2024 Highlights
•Home sales revenues of $602.5 million
•Home closings of 1,655
•Average sales price per home closed of $364,047
•Gross margin as a percentage of home sales revenues of 25.0%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues of 27.0%
•Net income before income taxes of $76.9 million
•Net income of $58.6 million, or $2.49 basic EPS and $2.48 diluted EPS
Six Months Ended June 30, 2024 Highlights
•Home sales revenues of $993.3 million
•Home closings of 2,738
•Average sales price per home closed of $362,801
•Gross margin as a percentage of home sales revenues of 24.4%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues of 26.3%
•Net income before income taxes of $100.0 million
•Net income of $75.6 million, or $3.21 basic EPS and $3.20 diluted EPS
•Active selling communities at June 30, 2024 of 128
•Ending backlog of 1,393 homes valued at $553.6 million
•Total owned and controlled lots at June 30, 2024 of 69,904
*Non-GAAP
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•Total liquidity of $405.9 million at June 30, 2024, including cash and cash equivalents of $51.1 million and $354.8 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 43.0% at June 30, 2024
•83,763 shares of common stock repurchased during the second quarter of 2024 for an aggregate amount of $8.0 million
Management Comments
“We delivered solid results in the second quarter, including continued growth in our community count and outstanding profitability metrics that exceeded the high end of our guidance,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.

“During the quarter, we delivered 1,655 homes at an average sales price of $364,047, resulting in $602.5 million dollars of revenue. In May, we hit a new record of 130 communities and ended June with 128 communities, up 25.5% over last year and right on track to reach our goal of 150 communities by year end.
“We delivered a gross margin of 25.0%, up 300 basis points from last year, and an adjusted gross margin of 27.0%, up 320 basis points from last year. Notably, both results are in line with our pre-pandemic performance. Driving this outperformance was our ability to offset the impact of mortgage buydown incentives and cost inflation by raising prices along with the benefits of opening more self-developed, higher margin communities. Additionally, we delivered a pre-tax profit margin of 12.8%, up 170 basis points from last year and similarly in line with our results prior to the pandemic. Taken together, these achievements contributed to diluted earnings per share of $2.48, an increase of 10.2% compared to the same period last year.
“On the momentum of these results, we now turn our attention to the remainder of 2024. Based on our performance to date, current backlog, and view on the inventory available to close this year, we are adjusting our guidance. We now expect to close between 6,400 and 7,200 homes this year at a higher average selling price of between $360,000 and $370,000. Additionally, we have increased our gross margin guidance range to between 23.5% and 24.5% and adjusted gross margin to between 25.5% and 26.5%.”
Mr. Lipar concluded, “Our strong second quarter results are a testament to the focused execution of our teams and our success at managing affordability challenges while still delivering outstanding margins that reflect our commitment to increasing profitability and driving higher returns.”
Full Year 2024 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release and the assumptions noted below, the Company is providing the following updates to its guidance for the full year 2024. The Company now expects:
•Home closings between 6,400 and 7,200
•Active selling communities at the end of 2024 of approximately 150
•Average sales price per home closed between $360,000 and $370,000
•Gross margin as a percentage of home sales revenues between 23.5% and 24.5%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 25.5% and 26.5% with capitalized interest accounting for substantially all of the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 13.0% and 14.0%
•Effective tax rate between 24.0% and 25.0%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2024 are similar to those experienced to date in 2024 and that construction costs, availability of land and land development costs in the remainder of 2024 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, July 30, 2024 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.investor.lgihomes.com.
An archive of the Earnings Call will be available for replay on the Company’s website for one year from the date of the Earnings Call.
About LGI Homes, Inc.

Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 70,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state and national level, including the Top Workplaces USA 2024 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2024 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$51,071	$48,978
Accounts receivable	43,213	41,319
Real estate inventory	3,360,265	3,107,648
Pre-acquisition costs and deposits	34,004	30,354
Property and equipment, net	56,345	45,522
Other assets	137,968	113,849
Deferred tax assets, net	7,043	8,163
Goodwill	12,018	12,018
Total assets	$3,701,927	$3,407,851

LIABILITIES AND EQUITY
Accounts payable	$66,745	$31,616
Accrued expenses and other liabilities	209,975	271,872
Notes payable	1,501,365	1,248,332
Total liabilities	1,778,085	1,551,820

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,612,742 shares issued and 23,500,280 shares outstanding as of June 30, 2024 and 27,521,120 shares issued and 23,581,648 shares outstanding as of December 31, 2023	276	275
Additional paid-in capital	331,246	321,062
Retained earnings	1,965,342	1,889,716
Treasury stock, at cost, 4,112,462 shares as of June 30, 2024 and 3,939,472 shares as of December 31, 2023	(373,022)	(355,022)
Total equity	1,923,842	1,856,031
Total liabilities and equity	$3,701,927	$3,407,851

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Home sales revenues	$602,497	$645,270	$993,348	$1,132,627

Cost of sales	451,613	503,333	751,063	891,874
Selling expenses	52,872	49,225	94,000	92,030
General and administrative	30,491	27,626	62,031	57,586
Operating income	67,521	65,086	86,254	91,137
Other income, net	(9,362)	(6,323)	(13,723)	(12,620)
Net income before income taxes	76,883	71,409	99,977	103,757
Income tax provision	18,310	18,275	24,351	23,661
Net income	$58,573	$53,134	$75,626	$80,096
Earnings per share:
Basic	$2.49	$2.26	$3.21	$3.41
Diluted	$2.48	$2.25	$3.20	$3.39

Weighted average shares outstanding:
Basic	23,543,378	23,533,097	23,560,977	23,457,615
Diluted	23,603,311	23,608,892	23,635,116	23,615,206

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Home sales revenues	$602,497	$645,270	$993,348	$1,132,627
Cost of sales	451,613	503,333	751,063	891,874
Gross margin	150,884	141,937	242,285	240,753
Capitalized interest charged to cost of sales	10,632	9,138	17,233	15,895
Purchase accounting adjustments (1)	1,174	2,708	1,977	4,744
Adjusted gross margin	$162,690	$153,783	$261,495	$261,392
Gross margin % (2)	25.0%	22.0%	24.4%	21.3%
Adjusted gross margin % (2)	27.0%	23.8%	26.3%	23.1%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rate and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended June 30, 2024					As of June 30, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$173,434	535	$324,176	44.0	4.1	44
Southeast	135,418	410	330,288	24.7	5.5	23
Northwest	68,125	132	516,098	14.3	3.1	14
West	128,155	308	416,088	22.0	4.7	23
Florida	97,365	270	360,611	23.3	3.9	24
Total	$602,497	1,655	$364,047	128.3	4.3	128

	Three Months Ended June 30, 2023					As of June 30, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$230,585	710	$324,768	36.3	6.5	36
Southeast	143,649	448	320,645	24.7	6.0	23
Northwest	70,404	143	492,336	10.0	4.8	10
West	82,739	214	386,631	12.3	5.8	13
Florida	117,893	339	347,767	18.7	6.0	20
Total	$645,270	1,854	$348,042	102.0	6.1	102

	Six Months Ended June 30, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$277,170	854	$324,555	42.8	3.3
Southeast	251,863	765	329,233	25.7	5.0
Northwest	104,192	194	537,072	13.2	2.4
West	201,234	487	413,211	19.5	4.2
Florida	158,889	438	362,760	21.3	3.4
Total	$993,348	2,738	$362,801	122.5	3.7

	Six Months Ended June 30, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$380,965	1,163	$327,571	35.7	5.4
Southeast	248,025	764	324,640	24.3	5.2
Northwest	145,219	302	480,858	9.7	5.2
West	161,625	423	382,092	12.8	5.5
Florida	196,793	568	346,467	17.3	5.5
Total	$1,132,627	3,220	$351,748	99.8	5.4

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the six months ended June 30, 2024 and (ii) the Company’s owned or controlled lots by reportable segment as of June 30, 2024.

	Six Months Ended June 30, 2024	As of June 30, 2024
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	854	20,588	2,104	22,692
Southeast	765	14,177	4,274	18,451
Northwest	194	5,411	2,218	7,629
West	487	9,131	3,365	12,496
Florida	438	5,055	3,581	8,636
Total	2,738	54,362	15,542	69,904
(1)Of the 54,362 owned lots as of June 30, 2024, 39,284 were raw/under development lots and 15,078 were finished lots. Finished lots included 2,032 completed homes, including information centers, and 2,639 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Six Months Ended June 30,
	2024 (4)	2023 (5)
Net orders (1)	3,541	4,156
Cancellation rate (2)	19.5%	20.8%
Ending backlog – homes (3)	1,393	1,638
Ending backlog – value (3)	$553,604	$601,275
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of June 30, 2024, the Company had 181 units related to bulk sales agreements associated with its wholesale business.
(5)As of June 30, 2023, the Company had 131 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Executive Vice President of Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com